EXHIBIT 99.1

International Aluminum Corporation Announces Results For Third Quarter

MONTEREY PARK, Calif., May 11, 2004:  International Aluminum Corporation (NYSE: IAL) today announced results for the quarter and nine months ended March 31, 2004 as follows:

	Quarter Ended March 31
	2004	2003
Net sales	$50,064,000	$47,648,000

Income from continuing operations	$855,000	$1,129,000
Income (loss) from discontinued operations	—	(222,000)
Net income	$855,000	$907,000

Basic and diluted EPS:
Continuing operations	$.20	$.27
Discontinued operations	—	(.06)
Total	$.20	$.21

	Nine Months Ended March 31
	2004	2003
Net sales	$153,718,000	$142,576,000

Income from continuing operations	$3,955,000	$2,880,000
Income (loss) from discontinued operations	129,000	(612,000)
Net income	$4,084,000	$2,268,000

Basic and diluted EPS:
Continuing operations	$.93	$.68
Discontinued operations	.03	(.15)
Total	$.96	$.53

Contact:

David C. Treinen, President  (323) 264-1670

Mitchell K. Fogelman, Senior Vice President-Finance  (323) 264-1670